                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)
                          ____________________________

                  Bank One Trust Company, National Association
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                31-0838515
                                              (I.R.S. EMPLOYER
                                              identification number)

100 East Broad Street, Columbus, Ohio         43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)      (ZIP CODE)

                         BANK ONE TRUST COMPANY, N.A.
                       ONE NORTH STATE STREET, 9TH FLOOR
                            CHICAGO, ILLINOIS 60602
   ATTN: SANDRA L. CARUBA, VICE PRESIDENT AND SENIOR COUNSEL, (312) 336-9436
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                         _____________________________

                           STATE STREET CORPORATION
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

Massachusetts                                  04-2456637
(STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBER)

225 FRANKLIN STREET                            02110
BOSTON, MASSACHUSETTS                          (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                DEBT SECURITIES
                        (Title of Indenture Securities)

Item 1. GENERAL INFORMATION. FURNISH THE FOLLOWING information as to the trustee:

          (A) NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

          (B) WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR is an affiliate of the trustee, describe each SUCH AFFILIATION.

          No such affiliation exists with the trustee.

ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificate of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 16th day of June, 2000.


            BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
            Trustee


            BY /S/ SANDRA L. CARUBA
               Sandra L. Caruba
               VICE PRESIDENT




* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).

                                 EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                         June 16, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between State Street Corporation and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                    Very truly yours,

                    BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION


               By:  /s/ Sandra L. Caruba
                    Sandra L. Caruba
                    VICE PRESIDENT

                                                           EXHIBIT 7

Legal Title of Bank:    Bank One Trust Company, N.A.  Call Date: 03/31/00  State #:  391581  FFIEC 032
Address:                100 Broad Street              Vendor ID:  D        Cert #:  21377    Page RC-1
City, State  Zip:       Columbus, OH 43271            Transit #:  04400003

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                DOLLAR AMOUNTS IN THOUSANDS
                                                                                ---------------------------
                                                                                RCON  BIL MIL THOU   C300
                                                                                ----  ------------   ------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                      RCON
                                                                                ----
    a. Noninterest-bearing balances and currency and
       coin(1)...........................................                       0081        48,450    1.a
    b. Interest-bearing balances(2)......................                       0071        17,750    1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B,
       column A).........................................                       1754             0    2.a
    b. Available-for-sale securities (from Schedule
       RC-B, column D)...................................                       1773         5,714    2.b
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                      1350       396,644    3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                  RCON
                                                                                ----
    RC-C)........................................................               2122        87,817    4.a
b.  LESS: Allowance for loan and lease losses....................               3123            10    4.b
c.  LESS: Allocated transfer risk reserve........................               3128             0    4.c
d.  Loans and leases, net of unearned income, allowance, and                    RCON
                                                                                ----
    reserve (item 4.a minus 4.b and 4.c).........................               2125        87,807    4.d
5.  Trading assets (from Schedule RD-D)                                         3545             0    5.
6.  Premises and fixed assets (including capitalized leases)                    2145        25,200    6.
7.  Other real estate owned (from Schedule RC-M).................               2150             0    7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)                                              2130             0    8.
9.  Customers' liability to this bank on acceptances outstanding..              2155             0    9.
10. Intangible assets (from Schedule RC-M)........................              2143        26,345   10.
11. Other assets (from Schedule RC-F).............................              2160       176,297   11.
12. Total assets (sum of items 1 through 11)......................              2170       784,207   12.

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:    Bank One Trust Company, N.A.  Call Date: 03/31/00  State #:  391581  FFIEC 032
Address:                100 Broad Street              Vendor ID:  D        Cert #:  21377    Page RC-1
City, State  Zip:       Columbus, OH 43271            Transit #:  04400003

SCHEDULE RC-CONTINUED                                                         DOLLAR AMOUNTS IN THOUSANDS
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                     RCON
       from Schedule RC-E, part 1)                                               2200     567,764  13.a
       (1) Noninterest-bearing(1)..............................                  6631     506,455  13.a1
       (2) Interest-bearing....................................                  6636      61,309  13.a2

     b. In foreign offices, Edge and Agreement subsidiaries, and
     IBFs (from Schedule RC-E, part II)........................
       (1) Noninterest bearing.................................
       (2) Interest-bearing....................................
14.  Federal funds purchased and securities sold
     under agreements to repurchase:                                             RCFD 2800      0  14
15.  a. Demand notes issued to the U.S. Treasury...............                  RCON 2840      0  15.a
     b. Trading Liabilities(from Schedule RC-D)................                  RCFD 3548      0  15.b
16.  Other borrowed money:                                                       RCON
                                                                                 ----
     a. With original maturity of one year or less.............                  2332           0  16.a
     b. With original  maturity of more than one year..........                  A547           0  16.b
     c.  With original maturity of more than three years ......                  A548           0  16.c
17.  Not applicable
18.  Bank's liability on acceptance executed and
     outstanding...............................................                  2920           0  18.
19.  Subordinated notes and debentures.........................                  3200           0  19.
20.  Other liabilities (from Schedule RC-G)....................                  2930      83,885  20.
21.  Total liabilities (sum of items 13 through 20)............                  2948     651,649  21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus.............                  3838           0  23.
24.  Common stock..............................................                  3230         800  24.
25.  Surplus (exclude all surplus related to
     preferred stock)..........................................                  3839      45,157  25.
26.  a. Undivided profits and capital reserves.................                  3632      86,585  26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities.............................................                  8434          16  26.b
     c. Accumulated net gains (losses) on cash flow hedges ....                  4336           0  26.c
27.  Cumulative foreign currency translation
     adjustments...............................................
28.  Total equity capital (sum of items 23 through 27).........                  3210     132,558  28.
29.  Total liabilities, limited-life preferred
     stock, and equity capital (sum of items 21, 22, and 28)...                  3300     784,207  29.

Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1996
    ...............RCFD 6724..........  Number  M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors authority) (1) Includes total demand deposits and noninterest-bearing time and savings deposits.

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.